Exhibit 99.1

Revolution Medicines Reports Second Quarter 2022 Financial Results and Update on Corporate Progress

First two RAS(ON) Inhibitor drug candidates advance into clinical development

Successful equity financing supports development of portfolio of targeted drug candidates for RAS-addicted cancers

Appointment of industry experts in commercial oncology and financial strategy to Board of Directors supports maturation of company as development-stage pipeline progresses

Conference Call and Webcast today at 4:30 p.m. Eastern Time

REDWOOD CITY, Calif., August 9, 2022 – (GLOBE NEWSWIRE) – Revolution Medicines, Inc. (Nasdaq: RVMD), a clinical-stage oncology company developing targeted therapies for RAS-addicted cancers, today announced its financial results for the quarter ended June 30, 2022 and provided an update on corporate progress.

“We continue making progress in the development of innovative medicines on behalf of patients with RAS-addicted cancers, highlighted particularly by the advancement into clinical development of the first two drug candidates from our extensive RAS(ON) Inhibitor portfolio,” said Mark A. Goldsmith, M.D., Ph.D., chief executive officer and chairman of Revolution Medicines. “We began dosing patients in a Phase 1/1b trial evaluating RMC-6236 in patients with tumors bearing various KRASG12 mutations, and study site activation is underway for a Phase 1/1b trial of RMC-6291 that shortly will begin dosing patients with tumors specifically bearing a KRASG12C mutation. We expect these exciting clinical-stage compounds will be followed by additional groundbreaking RAS(ON) Inhibitor drug candidates from our collection, including RMC-9805, which we believe is the first oral, covalent inhibitor of KRASG12D, the most common RAS variant causing human cancer.

“Additionally, data from Amgen’s CodeBreaK 101c study presented at the International Association for the Study of Lung Cancer (IASLC) demonstrated the combination of RMC-4630 and sotorasib is safe and tolerable and provided encouraging initial evidence of promising and durable clinical activity in patients with non-small cell lung cancer (NSCLC) bearing a KRASG12C mutation. These exploratory findings support our goal of evaluating the potential benefit of combining RMC-4630 with our own RAS(ON) Inhibitors in development. Further, RMC-4630-03, our Phase 2 study evaluating this drug combination, continues enrolling patients with NSCLC bearing the KRASG12C mutation who have not previously received a KRASG12C inhibitor.

“To support our growing pipeline of development-stage programs, Revolution Medicines recently completed an upsized public equity financing, raising gross proceeds of $265 million. These funds extend the company’s operating runway and enable us to continue executing our robust product development strategy to combat RAS-addicted cancers.”

Second Quarter 2022 Clinical and Development Highlights

RAS(ON) Inhibitors

RMC-6236 (RASMULTI)

RMC-6236 is an oral RAS(ON) Inhibitor designed to treat patients with cancers driven by a variety of RAS mutations, including KRASG12D, KRASG12V and KRASG12R. Initially being evaluated as monotherapy, it may also be deployed as a RAS Companion Inhibitor in combination with mutant-selective RAS(ON) Inhibitors.

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The company dosed the first patient in its Phase 1/1b monotherapy clinical trial of RMC-6236 and continues enrolling patients. The Phase 1/1b trial (NCT05379985) is a multicenter, open-label, dose-escalation and dose-expansion study of RMC-6236 in patients with advanced solid tumors harboring selected KRASG12 mutations, including KRASG12D, KRASG12V and KRASG12R. To the company’s knowledge, RMC-6236 is the first oral, direct RAS inhibitor to be deployed against a tumor harboring the KRASG12D variant. The company anticipates providing evidence of first-in-class single agent activity for RMC-6236 in 2023.

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In April 2022, the company delivered an oral presentation at the American Association for Cancer Research (AACR) 2022 Annual Meeting demonstrating that RMC-6236 induced significant monotherapy regressions in mouse clinical trials in diverse models of KRASG12-mutant NSCLC, colorectal cancer (CRC), and pancreatic cancer. It further showed that RMC-6236 deployed as a RAS Companion Inhibitor in combination with RMC-6291 demonstrated enhanced anti-tumor activity in KRASG12C NSCLC and CRC models that were refractory to single agent treatments.

RMC-6291 (KRASG12C)

RMC-6291, an oral, selective, covalent inhibitor of KRASG12C(ON) designed to treat patients with cancers driven by the KRASG12C mutant, is the first of the company’s mutant-selective RAS(ON) Inhibitors to enter clinical development.

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Study site activation is ongoing under an investigational new drug (IND) application for a Phase 1/1b trial (NCT05462717) of RMC-6291. The trial is a multicenter, open-label, dose-escalation and dose-expansion study of RMC-6291 monotherapy in patients with advanced KRASG12C-mutant solid tumors. The company expects to announce dosing of the first patient in a monotherapy dose-escalation study of this compound in the second half of 2022 and to provide preliminary evidence of superior activity for this compound in 2023.

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In April 2022, the company delivered an oral presentation at AACR showing that RMC-6291 demonstrated superior preclinical efficacy over adagrasib (MRTX849), Mirati’s KRASG12C inhibitor, in a head-to-head mouse clinical trial in models of KRASG12C NSCLC.

RMC-9805 (KRASG12D)

RMC-9805 is an oral, selective, covalent inhibitor of KRASG12D(ON), the most common driver of RAS-addicted human cancers, predominantly among patients with CRC, pancreatic cancer or NSCLC. The company believes RMC-9805 is the first oral, covalent inhibitor of KRASG12D.

•	The company expects to announce dosing of the first patient in a monotherapy dose-escalation study of RMC-9805 in mid-2023.

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In April 2022, the company delivered an oral presentation at AACR demonstrating that RMC-9805 produced profound and durable tumor regressions, including complete regressions, in diverse preclinical models of KRASG12D CRC and pancreatic cancer.

RMC-8839 (KRASG13C)

RMC-8839 is an oral, selective, covalent inhibitor of KRASG13C(ON). The company believes RMC-8839 is the first compound to directly inhibit KRASG13C, an important therapeutic target primarily for NSCLC and select CRC patients unserved by a targeted RAS inhibitor.

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For 2022 and 2023 the company currently intends to concentrate its development resources on its three most advanced RAS(ON) Inhibitors (RMC-6236, RMC-6291 and RMC-9805) and two RAS Companion Inhibitors that are in the clinic (RMC-4630 and RMC-5552) and therefore expects to determine the timing for announcement of initiating clinical evaluation of RMC-8839 at a future date.

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In April 2022, the company delivered an oral presentation at AACR demonstrating that RMC-8839 induced profound and durable tumor regressions in models of KRASG13C NSCLC. The results also showed that normal RAS proteins contribute to oncogenic signaling in KRASG13C tumor lines, providing the rationale to pursue combination strategies featuring RMC-8839 and RMC-4630, the company’s SHP2 inhibitor capable of inhibiting normal RAS.

RAS Innovation Engine

The company is leveraging its innovative tri-complex inhibitor platform and advanced cancer discovery capabilities to identify additional oral RAS(ON) Inhibitors to target RAS variants driving RAS-addicted cancers that are unserved by a targeted RAS inhibitor.

•	The company is conducting multiple pipeline expansion programs focused on RAS mutation hotspots G12 (e.g., G12V and G12R), G13 (e.g., G13D) and Q61.

•	The company expects to nominate a fifth RAS(ON) Inhibitor development candidate in the second half of 2022.

RAS Companion Inhibitors

RMC-4630 (SHP2)

RMC-4630 is a clinical-stage oral inhibitor of SHP2, which contributes to tumor survival and growth in many RAS-addicted cancers. RMC-4630 (also known as SAR442720) continues development under the company’s global SHP2 development and commercialization partnership with Sanofi.

RMC-4630 and KRASG12C Inhibitor Lumakras™ (sotorasib)

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CodeBreaK 101c: Amgen recently reported preliminary results from its CodeBreaK 101c trial, an exploratory Phase 1b study evaluating the combination of RMC-4630 with the KRASG12C inhibitor sotorasib in patients with advanced KRASG12C-mutated solid tumors, at the International Association for the Study of Lung Cancer (IASLC) 2022 World Conference on Lung Cancer. These results demonstrated that the combination was safe and tolerable, and showed promising early clinical activity in NSCLC patients with KRASG12C mutations, particularly in patients who were KRASG12C inhibitor-naïve.

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RMC-4630-03: Revolution Medicines continues enrolling patients in its global Phase 2 trial RMC-4630-03 (NCT05054725), a Phase 2 multicenter, open-label study of RMC-4630 in combination with sotorasib for patients with NSCLC with a KRASG12C mutation who have failed prior standard therapy and who have not previously been treated with a KRASG12C inhibitor. The company is sponsoring the RMC-4630-03 study under its global SHP2 partnership with Sanofi and conducting the trial in collaboration with Amgen, which is supplying sotorasib to trial sites globally. Revolution Medicines currently expects to provide topline data from this study in 2023.

RMC-4630 and KRASG12C Inhibitor adagrasib

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Sanofi is recruiting patients in a Phase 1/2 dose escalation and expansion study under its SHP2 partnership with Revolution Medicines, and in collaboration with Mirati. The study will evaluate RMC-4630 in combination with adagrasib (MRTX849) in patients with previously treated NSCLC bearing a KRASG12C mutation.

RMC-4630 and PD-1 Inhibitor KEYTRUDA® (pembrolizumab)

•	Sanofi is conducting a Phase 1 trial evaluating RMC-4630 in combination with pembrolizumab, a PD-1 inhibitor, as first-line treatment for patients with PDL-1 positive NSCLC.

RMC-5552 (mTORC1/4EPB1)

RMC-5552 is a first-in-class, bi-steric mTORC1-selective inhibitor designed to suppress phosphorylation and inactivation of 4EBP1 in cancers with hyperactive mTORC1 signaling, including certain RAS-addicted cancers. The company intends to combine RMC-5552 with RAS(ON) Inhibitors in patients with cancers harboring RAS/mTOR pathway co-mutations.

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Dose optimization continues in the company’s ongoing Phase 1/1b clinical trial evaluating RMC-5552 monotherapy (NCT04774952). This study is expected to enable combination studies in RAS-addicted cancers. The trial is a multicenter, open-label, dose-escalation study of RMC-5552 monotherapy in patients with refractory solid tumors.

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Previously, the company reported preliminary evidence of clinical activity, and reported updated data from this trial at the American Society of Clinical Oncology (ASCO) Annual Meeting in June 2022. The data reported at ASCO demonstrate marked anti-tumor activity by RMC-5552 in combination with the company’s RAS(ON) Inhibitors in preclinical NSCLC models. The company anticipates disclosing additional evidence of single agent activity in 2023.

Second Quarter 2022 Corporate Highlights

Financing

In July 2022, the company completed an upsized public offering of common stock, raising gross proceeds of $264.5 million before deducting underwriting discounts, commissions and offering expenses. This included the exercise in full by the underwriters of their option to purchase additional shares of common stock. These funds will be used to strengthen the company’s balance sheet and overall financial position to support the continued development and expansion of its product pipeline.

Board Appointments

The company announced two new members to its Board of Directors, Lorence Kim, M.D. and Sushil Patel, Ph.D., who bring their expertise to the Board as the company’s development-stage portfolio continues to mature.

Lorence Kim, M.D. is an accomplished healthcare industry leader who has made significant contributions across the biotechnology and financial industries during his career at Moderna and Goldman Sachs. Dr. Kim brings extensive operational expertise and an extraordinary track record in raising capital for high-growth health care companies.

Sushil Patel, Ph.D. is a seasoned operating executive who brings more than twenty years of experience in the biotech industry, focused on commercialization strategy and execution in U.S. and global oncology markets. During his previous tenure with Genentech, he led lifecycle management of Tecentriq® (atezolizumab) in lung cancer and helped lead more than eight product launches across more than twenty different indications.

Second Quarter 2022 Financial Highlights

Cash Position: Cash, cash equivalents and marketable securities were $461.4 million as of June 30, 2022, compared to $577.1 million as of December 31, 2021. The decrease was primarily attributable to net loss for the quarter ended June 30, 2022.

Revenue: Total revenue, consisting of revenue from the company’s collaboration agreement with Sanofi, was $9.1 million for the quarter ended June 30, 2022, compared to $8.7 million for the quarter ended June 30, 2021.

R&D Expenses: Research and development expenses were $61.0 million for the quarter ended June 30, 2022, compared to $45.9 million for the quarter ended June 30, 2021. The increase was primarily due to an increase in research expenses associated with the company’s pre-clinical research portfolio, an increase in personnel-related expenses related to additional headcount, an increase in RMC-6236 expense as a result of commencing clinical trials and an increase in stock-based compensation.

G&A Expenses: General and administrative expenses were $10.2 million for the quarter ended June 30, 2022, compared to $7.3 million for the quarter ended June 30, 2021. The increase was primarily due to an increase in stock-based compensation, an increase in personnel-related expenses related to additional headcount and an increase in legal and accounting fees.

Net Loss: Net loss was $61.2 million for the quarter ended June 30, 2022, compared to net loss of $44.3 million for the quarter ended June 30, 2021.

2022 Financial Guidance

Revolution Medicines is updating its projected full year 2022 GAAP net loss to be between $260 million and $280 million, including estimated non-cash stock-based compensation expense of $30 million to $35 million. With current cash, cash equivalents and marketable securities, including proceeds from the July public offering, the company projects it can fund planned operations through 2024.

Conference Call and Webcast

Revolution Medicines will host a conference call and webcast this afternoon, August 9, 2022, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

To listen to the conference call, please dial (800) 715-9871 (U.S. toll free) or (646) 307-1963, provide conference ID: 6539267 and request the Revolution Medicines conference call. To listen to the live webcast, or access the archived webcast, please visit: https://ir.revmed.com/events-and-presentations. Following the live webcast, a replay will be available on the company’s website for at least 14 days.

About Revolution Medicines, Inc.

Revolution Medicines is a clinical-stage oncology company developing novel targeted therapies for RAS-addicted cancers. The company’s R&D pipeline comprises RAS(ON) Inhibitors designed to suppress diverse oncogenic variants of RAS proteins, and RAS Companion Inhibitors for use in combination treatment strategies. The company’s RAS(ON) Inhibitors RMC-6236 (RASMULTI) and RMC-6291(KRASG12C)    are in clinical development. Additional RAS(ON) Inhibitors in development include RMC-9805 (KRASG12D) and RMC-8839 (KRASG13C), and a pipeline of research compounds targeting additional RAS variants. RAS Companion Inhibitors in clinical development include RMC-4630 (SHP2) and RMC-5552 (mTORC1/4EBP1).

Keytruda® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc. Lumakras™ (sotorasib) is a trademark of Amgen Inc. Tecentriq® is a registered trademark of Genentech, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation statements regarding the company’s financial projections; the company’s development plans and timelines and its ability to advance its portfolio and R&D pipeline; site activation, dosing and enrollment in the company’s clinical trials and findings from these studies, including the tolerability and potential efficacy of the company’s candidates being studied; the potential advantages and effectiveness of the company’s preclinical candidates, including its RAS(ON) Inhibitors; the company’s plans to advance the development of its drug candidates, and related data or other milestones; the potential of RMC-9805 to be groundbreaking; the potential of RMC-4630 to exhibit additive benefit when combined with the company’s RAS(ON) Inhibitors; the potential of RMC-6236 to be first-in-class; the potential of RMC-6291 to show superior activity; the company’s plans to nominate a fifth development candidate from its RAS(ON) Inhibitor portfolio; and the company’s plans to study RMC-5552 in combination with RAS inhibitors and potential of the company’s RMC-5552 monotherapy study to enable combination studies. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Such forward-looking statements are subject to substantial risks and uncertainties that could cause the company’s development programs, future results, performance, or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation risks and uncertainties inherent in the drug development process, including the company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the company’s ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of the company’s capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape and the effects on the company’s business of the worldwide COVID-19 pandemic. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Revolution Medicines in general, see Revolution Medicines’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2022, and its future periodic reports to be filed with the Securities and Exchange Commission. Except as required by law, Revolution Medicines undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances, or to reflect the occurrence of unanticipated events.

Contact Information

David S. Arrington

SVP Investor Relations and Corporate Affairs

Revolution Medicines

415-652-5009

darrington@revmed.com

REVOLUTION MEDICINES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Collaboration revenue	$9,116	$8,698	$16,694	$18,829

Total revenue	9,116	8,698	16,694	18,829
Operating expenses:
Research and development	61,001	45,936	117,491	86,794
General and administrative	10,204	7,297	19,242	13,967

Total operating expenses	71,205	53,233	136,733	100,761

Loss from operations	(62,089)	(44,535)	(120,039)	(81,932)
Other income (expense), net:
Interest income	867	236	1,170	469
Interest expense	—	—	—	(12)

Total other income (expense), net	867	236	1,170	457

Loss before income taxes	(61,222)	(44,299)	(118,869)	(81,475)

Benefit from income taxes	—	—	—	—

Net loss	$(61,222)	$(44,299)	$(118,869)	$(81,475)

Net loss per share attributable to common stockholders - basic and diluted	$(0.82)	$(0.60)	$(1.60)	$(1.13)

Weighted-average common shares used to compute net loss per share, basic and diluted	74,280,590	73,399,714	74,207,108	71,917,508

REVOLUTION MEDICINES, INC.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	June 30,	December 31,
	2022	2021
Cash, cash equivalents and marketable securities	$461,433	$577,054
Working capital (1)	419,507	529,423
Total assets	632,802	737,988
Deferred revenue	13,523	18,931
Total liabilities	133,961	135,420
Total stockholders’ equity	498,841	602,568

(1)	Working capital is defined as current assets less current liabilities.